UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005

SEMCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      810-987-2200

n/a
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities.

     Reference is made to the information set forth under Item 8.01 below and the press release included herewith as Exhibit 99.1, both of which are incorporated into this Item 3.02 by reference.

Item 8.01      Other Events.

     On March 9, 2005, SEMCO Energy, Inc. (the “Company”) announced that it has priced an offering (the “Offering”) of 325,000 shares of its 5.00% Series B Convertible Cumulative Preferred Stock (the “Preferred Stock”), generating gross proceeds to the Company of $65 million. A copy of the press release announcing the pricing of the Offering is included as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

     In connection with the pricing of the Offering, on March 9, 2005 the Company entered into a Purchase Agreement with the initial purchasers of the Preferred Stock. Under the Purchase Agreement, upon the closing of the Offering (which is expected to occur on March 15, 2005) the initial purchasers will purchase 325,000 shares of the Preferred Stock from the Company. The Preferred Stock is being sold to the initial purchasers pursuant to an exemption under Section 4(2) of the Securities Act of 1933 (the “Act”). Under the Purchase Agreement, the initial purchasers will resell the Preferred Stock to qualified institutional buyers pursuant to Rule 144A under the Act and to persons in offshore transactions in reliance on Regulation S under the Act and will be paid a fee of $2,437,500. The Company has also granted the initial purchasers a 30-day option to purchase up to an additional 25,000 shares of Preferred Stock.

     The Preferred Stock is convertible at the holder’s option at any time at an initial conversion rate of 26.1438 shares of the Company’s common stock per $200 liquidation preference, which represents an initial conversion price of approximately $7.65 per share of common stock. The Company may redeem the Preferred Stock for cash after February 20, 2010, at an initial redemption price equal to 100% of the liquidation preference, plus accumulated and unpaid dividends to the date of redemption. The Preferred Stock is mandatorily redeemable for cash on February 20, 2015, at a redemption price equal to 100% of the liquidation preference, plus accumulated and unpaid dividends to the date of redemption.

     This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Preferred Stock. The Preferred Stock has not been registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Item 9.01     Financial Statements and Exhibits.

           Exhibit 99.1       Press Release issued March 9, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc. (Registrant)

Dated: March 9, 2005	By:	/s/ Michael V. Palmeri Michael V. Palmeri Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Form 8-K
March 9, 2005

Filed
Exhibit No.	Description	Herewith	By Reference

99.1	Press Release issued March 9, 2005.	X